UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sidney Street - 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, Seres Therapeutics, Inc. (the “Company”) announced that David Arkowitz was appointed as the Company’s Executive Vice President, Chief Financial Officer and Head of Business Development, effective on the commencement of his employment with the Company, which is expected to be on or about June 1, 2021 (the date Mr. Arkowitz commences employment with the Company, the “Commencement Date”). Additionally, Mr. Arkowitz has been designated as the Company’s principal financial officer and principal accounting officer, effective as of the Commencement Date, succeeding Marcus Chapman in such roles. Mr. Chapman will continue to serve as the Company’s Senior Vice President, Finance.

Mr. Arkowitz, age 59, served as the Chief Financial Officer of Flexion Therapeutics, Inc., a biotechnology company, from May 2018 to May 2021, where he was responsible for the finance and accounting, corporate communications and investor relations, information technology, and Chemistry, Manufacturing and Controls functions. From September 2013 to May 2018, Mr. Arkowitz served as Chief Operating Officer and Chief Financial Officer at Visterra, Inc., a biotechnology company that was acquired by Otsuka Pharmaceutical Co., where he led the finance, business development, corporate planning, and other functions. Prior to joining Visterra, Mr. Arkowitz was the Chief Financial Officer at each of Mascoma Corporation, AMAG Pharmaceuticals Inc., and Idenix Pharmaceuticals LLC and held additional leadership positions within each company. Preceding his tenure at Idenix, Mr. Arkowitz spent more than 13 years at Merck & Co., Inc. where he held roles of increasing responsibility, including Vice President and Controller of the U.S. operations, Controller of the global research and development division, and the Chief Financial Officer of Merck’s Canadian subsidiary. Mr. Arkowitz currently serves on the boards of directors of F-star Therapeutics, Inc. and Yumanity Therapeutics, Inc. and previously served on the boards of directors of Spring Bank Pharmaceuticals, Inc. and Proteostasis Therapeutics, Inc. He obtained his B.A. in mathematics at Brandeis University and his M.B.A. in finance at Columbia University Business School.

The Company and Mr. Arkowitz have entered into an employment agreement, to be effective on the Commencement Date (the “Agreement”). Pursuant to the Agreement, Mr. Arkowitz will receive an initial annual base salary of $455,000. Mr. Arkowitz is also eligible to receive an annual discretionary bonus award of up to 40% of his then-current base salary (“Bonus”). In connection with his appointment, on the Commencement Date, Mr. Arkowitz will receive (i) stock options (the “Stock Options”) to purchase 270,000 shares of the Company’s common stock at an exercise price per share equal to the per share fair market value of the Company’s common stock on the date of grant, as determined in accordance with the Company’s 2015 Incentive Award Plan (the “Plan”), which will vest in accordance with the Company’s standard four-year vesting schedule, subject to Mr. Arkowitz’s continued service with the Company through the applicable vesting dates, and (ii) 5,000 restricted stock units (“RSUs”), which will vest in a single installment on the 15th day of the calendar month following the first anniversary of the grant date, subject to Mr. Arkowitz’s continued service with the Company through the date of vesting. Both the Stock Options and the RSUs will be granted pursuant to and subject to the terms and conditions of the Plan and an award agreement thereunder. Pursuant to the Agreement, Mr. Arkowitz is also entitled to a one-time cash sign-on bonus of $50,000.

Under the terms of the Agreement, in the event of a termination by the Company other than for cause or by Mr. Arkowitz for good reason, each within the meaning of and under the Agreement, Mr. Arkowitz will be entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. The Agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control of the Company, in lieu of the benefits described in the previous sentence, Mr. Arkowitz is entitled to accelerated vesting of his time-based equity awards, 12 months of continued base salary, up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.0 times his target bonus for the year of termination.

Mr. Arkowitz’s right to receive termination payments and benefits is conditioned upon executing a general release of claims in the Company’s favor and complying with applicable restrictive covenants.

In connection with his appointment, Mr. Arkowitz has also entered into the Company’s standard indemnification agreement for directors and officers.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 20, 2021, the Company issued a press release announcing the appointment of Mr. Arkowitz, a copy of which is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated May 10, 2021, by and between Seres Therapeutics, Inc. and David Arkowitz

99.1	Seres Therapeutics, Inc. Press Release issued May 20, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: May 20, 2021	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Chief Legal Officer and Executive Vice President